      As filed with the Securities and Exchange Commission on May 16, 2002
                                                           Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               __________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               __________________

                              TERRA INDUSTRIES INC.
             (Exact name of Registrant as specified in its charter)

           Maryland                                    52-1145429
   (State of Incorporation)               (I.R.S. Employer Identification No.)

                                  Terra Centre
                                600 Fourth Street
                                  P.O. Box 6000
                             Sioux City, Iowa 51102
               (Address of principal executive offices) (Zip Code)
                               __________________

               Terra Industries Inc. Stock Incentive Plan of 2002
                            (Full title of the Plan)
                               __________________

                                 Mark A. Kalafut
             Vice President, General Counsel and Corporate Secretary
                              Terra Industries Inc.
                        600 Fourth Street, P.O. Box 6000
                             Sioux City, Iowa 51102
                                 (712) 277-1340
(Name, address and telephone number, including area code, of agent for service)
                               __________________

                                    Copy to:

                             Carter W. Emerson, P.C.
                                Kirkland & Ellis
                              200 E. Randolph Drive
                             Chicago, Illinois 60601
                                 (312) 861-2000

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------
                                                                         Proposed
                                                         Proposed        Maximum
                                                         Maximum         Aggregate   Amount of
                                       Amount to be      Offering Price  Offering    Registration
Title of Securities to be Registered   Registered (1)    Per Share(2)    Price (2)   Fee
-------------------------------------------------------------------------------------------------
Common Shares, without par value       3,500,000 shares     $ 2.52       $8,820,000    $ 811.44
-------------------------------------------------------------------------------------------------

(1) In the event of a stock split, stock dividend, or similar transaction involving the Registrant's common shares, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act").
(2) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Act, on the basis of the average high and low prices of the Registrant's common shares on May 14, 2002, as reported on the New York Stock Exchange.

================================================================================

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information

         The documents containing the information specified in Part I will be delivered to participants in the plan covered by this registration statement, in accordance with Form S-8 and Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission ("Commission") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference into this registration statement pursuant to Item 3 of
Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.  Registrant Information and Employee Plan Annual Information.

         Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this registration statement (which documents are incorporated by reference in the Section 10(a) prospectus), other documents required to be delivered to eligible participants pursuant to Rule 428(b) or additional information about the Terra Industries Inc. Stock Incentive Plan of 2002 is available without charge by contacting:

                              Terra Industries Inc.
                                600 Fourth Street
                                  P.O. Box 6000
                             Sioux City, Iowa 51102
                          Attn: Chief Financial Officer

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The Commission allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this registration statement, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Securities and Exchange Act of 1934, as amended, until such time as this registration statement is no longer in effect:

     (a) our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2001;

     (b) our Current Report on Form 8-K dated January 31, 2002; and

     (c) the description of our common shares contained in our Registration Statement on Form 8-A dated May 8, 1988, including any amendment or report filed for the purpose of updating such description.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

         Not applicable.

Item 5. Interests of Named Experts and Counsel.

         Not applicable.

Item 6. Indemnification of Directors and Officers.

         As permitted by the Maryland General Corporation Law ("MGCL"), Article SEVENTH, Paragraph (8) of the Registrant's Charter provides for indemnification of directors and officers of the Registrant as follows:

         The Corporation shall indemnify (a) its directors to the full extent provided by the general laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures provided by such laws; (b) its officers to the same extent it shall indemnify its directors; and (c) its officers who are not directors to such further extent as shall be authorized by the Board of Directors and be consistent with law. The foregoing shall not limit the authority of the Corporation to indemnify other employees and agents consistent with law;

         The MGCL permits a corporation to indemnify its directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities, unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to such proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the action or omission was unlawful. The Registrant also maintains directors and officers liability insurance.

         The MGCL permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except to the extent that
(i) the person actually received an improper benefit or profit in money, property or services or (ii) a judgment or other final adjudication is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Registrant's Charter contains a provision providing for elimination of the liability of its directors or officers to the Registrant or its stockholders for money damages to the fullest extent permitted by Maryland law.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

             Exhibit
             Number        Registration
             ------        ------------

               4.1.1 Articles of Restatement of Terra Industries Inc. filed with the State of Maryland on September 11, 1990, filed as Exhibit 3.1 to Terra Industries Inc.'s Form 10-K for the year ended December 31, 1990, is incorporated herein by reference.

               4.1.2 Articles of Amendment to Terra Industries Inc. filed with the State of Maryland on May 6, 1992, filed as
                           Exhibit 3.1.2 to Terra Industries Inc.'s Form 10-K for the year ended December 31, 1992, is incorporated herein by reference.

               4.1.3 Articles Supplementary of Terra Industries Inc. filed with the State of Maryland on October 13, 1994, filed as Exhibit 4.1.3 to Terra Industries

                         Inc.'s Form 8-K/A dated November 3, 1994, is incorporated herein by reference.

                4.2 By-Laws of Terra Industries Inc., as amended through August 7, 1991, filed as Exhibit 3 to Terra Industries Inc.'s Form 8-K dated September 30, 1991, is incorporated herein by reference.

                4.3 Terra Industries Inc. Stock Incentive Plan of 2002, filed as Appendix A to Terra Industries Inc.'s Notice of Annual Meeting and Proxy Statement dated March 19, 2002, is incorporated herein by reference.

                  5 Opinion of Piper Rudnick LLP with respect to the issuance of the common shares being registered hereby.

               23.1      Consent of Piper Rudnick LLP (included in Exhibit 5).

               23.2      Consent of Deloitte & Touche LLP.

                 24 Power of Attorney (included in signature page to the registration statement).

Item 9.  Undertakings.

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the
--------  -------
registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

     (2) That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Sioux City, State of Iowa, on this 30/th/ day of April, 2002.

                              TERRA INDUSTRIES INC.

                              /s/ Francis G. Meyer
                              ------------------------------------
                              Francis G. Meyer
                              Senior Vice President and Chief Financial Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Francis G. Meyer and Mark A. Kalafut, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorney-in-facts and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                     Title                             Date
-------------------------------------------------------------------------------

/s/ Henry R. Slack             Chairman of the Board             April 30, 2002
----------------------------
Henry R. Slack

/s/ Michael L. Bennett         Director, President and Chief
----------------------------   Executive Officer (Principal
Michael L. Bennett             Executive Officer)                April 30, 2002

/s/ Francis G. Meyer           Senior Vice President and Chief
----------------------------   Financial Officer (Principal
Francis G. Meyer               Financial Officer and
                               Controller/Principal Accounting   April 30, 2002
                               Officer)


/s/ Edward G. Beimfohr         Director                          April 30, 2002
----------------------------
Edward G. Beimfohr

/s/ Edward M. Carson           Director                          April 30, 2002
----------------------------
Edward M. Carson

/s/ Thomas H. Claiborne        Director                          April 30, 2002
----------------------------
Thomas H. Claiborne

Signatures                     Title                             Date
-------------------------------------------------------------------------------

/s/ David E. Fisher            Director                          April 30, 2002
---------------------------
David E. Fisher

/s/ Martha O. Hesse            Director                          April 30, 2002
---------------------------
Martha O. Hesse

/s/ Burton M. Joyce            Director, Vice Chairman of the    April 30, 2002
---------------------------    Board
Burton M. Joyce

/s/ William R. Loomis, Jr.     Director                          April 30, 2002
---------------------------
William R. Loomis, Jr.

/s/ John R. Norton III         Director                          April 30, 2002
---------------------------
John R. Norton III

                                INDEX TO EXHIBITS

              Exhibit
              Number       Registration
              ------       ------------

               4.1.1 Articles of Restatement of Terra Industries Inc. filed with the State of Maryland on September 11, 1990, filed as Exhibit 3.1 to Terra Industries Inc.'s Form 10-K for the year ended December 31, 1990, is incorporated herein by reference.

               4.1.2 Articles of Amendment to Terra Industries Inc. filed with the State of Maryland on May 6, 1992, filed as
                           Exhibit 3.1.2 to Terra Industries Inc.'s Form 10-K for the year ended December 31, 1992, is incorporated herein by reference.

               4.1.3 Articles Supplementary of Terra Industries Inc. filed with the State of Maryland on October 13, 1994, filed as Exhibit 4.1.3 to Terra Industries Inc.'s Form 8-K/A dated November 3, 1994, is incorporated herein by reference.

                 4.2 By-Laws of Terra Industries Inc., as amended through August 7, 1991, filed as Exhibit 3 to Terra Industries Inc.'s Form 8-K dated September 30, 1991, is incorporated herein by reference.

                 4.3 Terra Industries Inc. Stock Incentive Plan of 2002, filed as Appendix A to Terra Industries Inc.'s Notice of Annual Meeting and Proxy Statement dated March 19, 2002, is incorporated herein by reference.

                   5 Opinion of Piper Rudnick LLP with respect to the issuance of the common shares being registered hereby.

                23.1       Consent of Piper Rudnick LLP (included in Exhibit 5).

                23.2       Consent of Deloitte & Touche LLP.

                  24 Power of Attorney (included in signature page to the registration statement).